Exhibit 10.1

Share Exchange Agreement

THIS AGREEMENT (the “Agreement” and/or the “Share Exchange”) is entered into between Bluehill ID AG, a Swiss corporation limited by shares, having its registered office at Widenholzstrasse 1, CH-8304 Wallisellen, Switzerland (“BHID”) and a certain Shareholder of Payment Solution AG (“PSAG”), a company incorporated in Germany with an official address of Freischuetzstrasse 94, D-81927 Munich, Germany, hereafter referred to as the “Shareholder”. Together the “Shareholder” and “BHID” constitute the “Parties”.

Recitals

A.	BHID is a corporation organized and existing under the laws of Switzerland. BHID is a subsidiary of Identive Group, Inc. (NASDAQ: INVE; Frankfurt Stock Exchange: INV), a Delaware corporation and international technology company focused on building the world’s signature group in secure identification-based technologies (“INVE”).

B.	The Shareholder is listed in Annex 1 together with details of its holding in PSAG.

C.	BHID is willing to acquire from the Shareholder all, or specified amount of the shares he holds in PSAG.

D.	The Shareholder is willing to acquire shares of INVE for his shares of PSAG.

E.	The Shareholder and BHID are willing to enter into the following Share Exchange Agreement (hereinafter referred to as the “Agreement”).

AGREEMENT

NOW, THEREFORE, the Parties hereto agree as follows:

1.	Share Exchange

The Shareholder shall exchange its shareholding in PSAG detailed in Annex 1 into shares of INVE in accordance with the terms and conditions of this Agreement.

BHID shall deliver, or cause to be delivered, to the Shareholder for every 1%, or part thereof, of shareholding in PSAG the Shareholder may wish to exchange, a value in INVE common stock, par value $0.001 per share (the “INVE Shares”), set out in Annex 1, where for the purposes of the exchange the value of each share of INVE common stock is also set out in Annex 1. The calculation of the number of shares of INVE exchanged for PSAG Shares as set out in Annex 1 shall be rounded down to the nearest whole number and no fractional INVE Shares shall be issued.

2.	Execution

This transaction shall have deemed to have been executed when the agreement has been signed and authorized on behalf of BHID. The date on which the agreement is signed by BHID shall be considered as the Effective Time of the Share Exchange and the following events shall take place:

(a)	Shareholder assign, transfer and deliver the PSAG shares to a bank deposit of BHID, or other specified location the details of which will be provided by BHID in writing.

(b)	BHID shall cause to have INVE Shares registered in the name of the Shareholder with details of the registration being provided in writing.

The Shareholder and BHID shall take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under all applicable laws to consummate and make effective the Share Exchange and to transfer full and unencumbered title to the other Party, including without limitation the filing of a notification with NASDAQ and expiration of the notice period under such filing prior to the Effective Time.

Each Party shall be entitled to benefit from all rights connected to the shares transferred and exchanged under this Agreement.

3.	Representations and Warranties

BHID represents and warrants to the Shareholder that:

(a)	The INVE Shares, when issued, will be legally and validly issued and fully paid up, and are not being issued in violation of any pre-emption or any other rights and that the transfer to the Shareholder does not violate any rights or any third parties.

(b)	Upon the delivery of the INVE Shares, the Shareholder will receive good and valid title to the INVE Shares, free and clear of all liens, encumbrances or other rights of third parties.

The Shareholder represents and warrants to BHID that:

(a)	The PSAG Shares are legally and validly issued and fully paid up, and have not been issued in violation of any pre-emption or any other rights and that the transfer to BHID does not violate any rights of any third parties.

(b)	The Shareholder owns, and has good transferable title to, the PSAG Shares and that the PSAG Shares are free and clear of all liens, encumbrances, options, charges, and claims arising from any privilege, pledge or security arrangement. Upon the delivery of the PSAG Shares, BHID will receive good and valid title to the PSAG Shares, free and clear of all liens, encumbrances or other rights of third parties.

(c)

Shareholder is aware that the INVE Shares to be acquired by the Shareholder pursuant to the terms of this Agreement are being offered and sold by means of an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), as well as exemptions under certain state and foreign securities laws for nonpublic offerings, and that it makes the representations, declarations and warranties as contained in this Section 3 with the intent that the same shall be relied upon in determining its suitability as an acquirer of such INVE Shares. Each Shareholder understands and agrees that, because the INVE Shares have not been registered under the securities laws of the United States or other applicable securities laws, the INVE Shares may not be sold or transferred except in compliance with the registration requirements of the United States securities laws or other applicable securities laws or exemptions from such laws.

(d)	Shareholder is (i) an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act, is acquiring the INVE Shares for its own account for investment only, with no present intention of distributing such shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in INVE and of making an informed investment decision or (ii) a non-U.S. citizen with a principal address outside the United States, was located outside the United States at the time of the offer to acquire the INVE Shares and at the time of this Agreement, and is not acquiring the INVE Shares for the account or benefit of a “U.S. person” (as defined in the Securities Act). The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, including, but not limited to the sale of such Shareholder’s PSAG Shares and the acquisition of INVE Shares. The Shareholder will not hedge the INVE Shares except as in compliance with the Securities Act.

(e)	The Shareholder agrees to full release of all applicable claims and /or liabilities against PSAG, BHID and INVE as noted or excepted in Annex 2 and, where applicable, in Annex 3 respectively.

4.	Miscellaneous Provisions

4.1 Amendments

No modifications, amendments or alternations of this Share Exchange Agreement may be made except in writing (containing a specific reference to this Agreement) and signed by a duly authorized officer of representative of each of the Parties to this Agreement.

4.2 Notices

Any notices, request or other communication with respect to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by reputable international overnight courier, facsimile or e-mail (with return or delivery receipt obtained) or five (5) Business Days after sent by registered or certified mail, return or delivery receipt requested, postage repaid to the Parties at their respective addresses set forth in Annex 1 and on the first page of this Agreement.

4.3 Confidentiality

The Parties undertake to keep the contents of this Agreement strictly confidential. BHID or

INVE shall, however, be entitled to make any announcement or filling required by law or regulations, including, but not limited to securities laws of the United States and the regulations of the NASDAQ or the Frankfurt Stock Exchanges that are applicable.

4.4 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Switzerland.

4.5 Arbitration

Any dispute, controversy or claim arising out of or in relation to this Agreement, including validity, invalidity, breach or termination thereof, shall be settled by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. The number of arbiters shall be one. The seat of the arbitration shall be in the city of Zurich, Switzerland. The arbitral proceedings shall be conducted in the English language but it is agreed that documents in German must be translated into English.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in four originals, of which the Parties have taken one each, or shall agree mutually to execution of the Agreement via facsimile with each Party receiving a copy of the compiled Agreement.

For BHID:	Agreed to:

/s/ Ayman Ashour	/s/ Ayman Ashour
Bluehill ID AG	Identive Group, Inc.

Name: Ayman Ashour	Name: Ayman Ashour

Date: Jan. 30, 2012	Date: Jan. 30, 2012

Place: Ismaning	Place: Ismaning

For:
(Name of Shareholder)

Name:

Date:

Place:

Annex 1 – Share Exchange Calculation

Offer Value in INVE Stock per 1% of PSAG Outstanding Stock [A]:	€40,000

Exchange Price per INVE Stock [B]:	€1.7322

Name & Address of Shareholder	Exchange Calculation

Current holding in PSAG:

Numbers of shares:

Percent of outstanding stock:

Holding in PSAG to be exchanged:

Number of Shares:

Percent of outstanding stock [C]:

Total Value per PSAG stock exchanged:

(Percentage of outstanding stock in PSAG times Offer Value in INVE Stock per 1% of PSAG Outstanding Stock, i.e.

[C] x [A]=[D])

Number of INVE shares exchanged :

(Value in INVE stock divided by Exchange Price per INVE Stock and rounded down to next whole number, i.e.
[D]/[B])

Notes:

i.	Notwithstanding anything to the contrary in this Agreement, in order to ensure compliance with NASDAQ Listing Rule 5635(a)(2), no INVE Shares shall be issued in the Share Exchange if, immediately following the issuance contemplated hereby and all other issuances of INVE Shares in connection with the purchase of shares of PSAG, such issuances could result in an increase in outstanding INVE common stock or voting power of 5% or more. In addition, in no event shall, as a result of the issuance contemplated hereby, the Shareholder and its affiliates own or have the right to acquire 20% or more of the outstanding INVE common stock or voting power.

ii.	Exchange Price shall calculated from the volume weight average share price of INVE and US Dollar to Euro currency exchange over the 30-day period prior to the execution of this agreement.

iii.	The Exchange Price per INVE stock shall have a minimum (floor) value €1.50 (“one and a half Euros”).